EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2005 RESULTS

~ Company Reports Record Quarterly and Annual Revenues and
Achieves $0.09 Diluted Cash EPS for Q4 and $0.33 Diluted Cash EPS for 2005 ~
(Realizes $0.08 and $0.28 Diluted GAAP EPS, respectively)

AUSTIN, Texas - February 28, 2006 - Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm in the central United States, today reported financial results for the quarter and year ended December 31, 2005.

Financial Highlights
For the fourth quarter ended December 31, 2005:

▪	Total revenue, including reimbursed expenses, was up 36% to $29.5 million compared to $21.6 million during the fourth quarter of 2004.
▪	Total services revenue, including reimbursed expenses, was up 74% to $24.8 million compared to $14.2 million during the fourth quarter of 2004.
▪	Cash earnings per share[1] on a fully diluted basis were up 50% to $0.09 compared to $0.06 per share during the fourth quarter of 2004.
▪	GAAP earnings per share on a fully diluted basis were up 33% to $0.08 compared to $0.06 per share during the fourth quarter of 2004.
▪	EBITDA[2] was up 56% to $4.1 million compared to $2.7 million during the fourth quarter of 2004.
▪	Net income was up 49% to $2.0 million compared to $1.3 million during the fourth quarter of 2004.
▪	Gross margin for services revenue was 35.0% compared to 38.4% in the fourth quarter of 2004.
▪	Gross margin for software revenue was 17.7% compared to 12.7% in the fourth quarter of 2004.

For the year ended December 31, 2005:

▪	Total revenue, including reimbursed expenses, was up 65% to $97.0 million compared to $58.8 million during 2004.
▪	Total services revenue, including reimbursed expenses, was up 92% to $87.6 million compared to $45.7 million during 2004.
▪	Cash earnings per share[1] on a fully diluted basis were up 57% to $0.33 compared to $0.21 per share during 2004.
▪	GAAP earnings per share on a fully diluted basis were up 47% to $0.28 compared to $0.19 per share during 2004.
▪	EBITDA[2] was up 87% to $14.5 million compared to $7.8 million during 2004.
▪	Net income was up 83% to $7.2 million compared to $3.9 million during 2004.
▪	Gross margin for services revenue was 36.7% compared to 39.2% during 2004.
▪	Gross margin for software revenue was 17.7% compared to 13.9% during 2004.

[1]
Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

[2]
EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

“Q4 of 2005 was a great close to an exceptional year,” said Jack McDonald, Perficient’s chairman and chief executive. “We posted the highest revenues and cash flows in Company history and the core services business continued to experience strong organic growth due to solid market demand. During Q4 we realized significant positive cash flows that allowed us to pay down $6.3 million of our bank debt. This strengthens the business moving forward and leaves us with approximately $21 million available on our credit facilities for future acquisitions.”

Other 2005 Highlights
Among other achievements in 2005, Perficient:

--	Completed the acquisitions of iPath Solutions, Ltd., and Vivare, LP;

--
In Q4, added new customer relationships and follow-on projects with leading companies including: Accenture, Advanced Micro Devices, Affinia, Allied Solutions BNSF Railway, Bunge, Centene, Charter Communications, DirecTV, Highmark, Hill-Rom, ITT Education, Link Staffing, Luxxotica, NetJets, Petsmart, Salt River Project, Securian, Solucient, Synovate and many others;

--	Added approximately 133 consulting colleagues during the year;

--	Strengthened our corporate infrastructure to accommodate additional anticipated growth;

--	Earned IBM’s Value Advantage Plus Five Star Partner Award, an honor granted to only five IBM Business Partners worldwide;

--	Was named the sole recipient of the IBM Americas Business Partner Leadership Award;

--	Received the Outstanding Revenue Growth Award and was named the fifth fastest-growing solution provider in North America by VARBusiness magazine;

--	Was recognized by VARBusiness magazine for the fourth consecutive year as a member of the VARBusiness 500, an annual listing of the top solution providers in the United States by revenue;

--	Was named for the third consecutive year to Deloitte & Touche’s Texas Fast50, a listing of the fastest growing technology companies in Texas, from 2000-2004;

--	Moved up to the NASDAQ National Market stock exchange;

--	Increased the total size of our credit facility with Silicon Valley Bank and KeyBanc Capital Markets from $13 million to $28.5 million; and

--	Continued an active investor relations program, presenting at multiple industry conferences and meeting with dozens of institutional investors across the country.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its Q1 2006 services and software revenue, including reimbursed expenses, to be in the range of $26.5 million to $27.9 million, comprised of $25.5 million to $26.8 million of revenue from services including reimbursed expenses and $1.0 million to $1.1 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 39% to 46% over the first quarter of 2005.

Conference Call Details
Perficient will host a conference call regarding fourth quarter and full year 2005 financial results today at 4:30 p.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2005 Results
WHEN: Tuesday, February 28, 2006, at 4:30 p.m. EST
CONFERENCE CALL NUMBERS: 866-271-6130 (U.S. and Canada) 617-213-8894 (International)
PARTICIPANT PASSCODE: 30097097
REPLAY TIMES: Tuesday, February 28, 2006, at 6:30 p.m. EST, through Tuesday, March 7, 2006
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 42954858

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and midsize companies in the central United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner and a Documentum Select Services Team Partner. For more information about Perficient, which employs more than 575 professionals in the central United States and Canada, please visit www.perficient.com.

IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

###

Safe Harbor Statement
Safe Harbor Statement "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-Q. Our reported results may be subject to adjustments, reserves, and other items that may be identified during the normal year-end audit process.

Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Diluted Cash Earnings Per Share (“CEPS”), which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,		Year Ended December 31,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
Revenue
Services	$13,558,905	$23,691,226	$43,330,757	$83,739,808
Software	7,376,093	4,669,162	13,169,693	9,386,983
Reimbursable expenses	688,972	1,129,156	2,347,223	3,870,410
Total revenue	21,623,970	29,489,544	58,847,673	96,997,201

Cost of revenue
Project personnel costs	8,309,253	14,821,706	26,072,516	51,140,335
Software costs	6,442,764	3,840,731	11,341,145	7,722,166
Reimbursable expenses	688,972	1,129,156	2,347,223	3,870,410
Other project related expenses	49,243	581,348	267,416	1,845,873
Total cost of revenue	15,490,232	20,372,941	40,028,300	64,578,784
Gross margin	6,133,738	9,116,603	18,819,373	32,418,417

Selling, general and administrative	3,481,926	4,918,698	11,041,171	17,652,994
Stock compensation	8	72,861	26,621	264,336
EBITDA[1]	2,651,804	4,125,044	7,751,581	14,501,087

Depreciation	148,483	155,712	512,076	614,803
Amortization of intangibles	250,100	536,921	696,420	1,611,082
Income from operations	2,253,221	3,432,411	6,543,085	12,275,202
Interest income	858	4,499	2,564	15,296
Interest expense	(55,162)	(221,064)	(137,278)	(658,597)
Other	10,072	29,398	32,586	42,561
Income before income taxes	2,208,989	3,245,244	6,440,957	11,674,462
Provision for income taxes	872,331	1,249,471	2,527,669	4,497,710
Net income	$1,336,658	$1,995,773	$3,913,288	$7,176,752

Basic net income per share	$0.07	$0.09	$0.22	$0.33

Diluted net income per share	$0.06	$0.08	$0.19	$0.28
Shares used in computing basic
net income per share	19,553,561	22,911,358	17,648,575	22,005,154
Shares used in computing diluted
net income per share	23,008,965	25,866,826	20,680,507	25,242,496

Reconciliation of GAAP diluted net income per share to CEPS[2]:
Net income	$1,336,658	$1,995,773	$3,913,288	$7,176,752
Amortization of intangibles	250,100	536,921	696,420	1,611,082
Stock compensation	8	72,861	26,621	264,336
Related tax effect	(98,768)	(234,776)	(283,748)	(722,525)
Adjusted net income for CEPS	$1,487,998	$2,370,779	$4,352,581	$8,329,645
CEPS[2]	$0.06	$0.09	$0.21	$0.33

[1]
EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

[2]
Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2005
ASSETS	(unaudited)
Current assets:
Cash	$3,905,460	$5,096,409
Accounts receivable, net	20,049,500	23,250,679
Other current assets	336,309	2,416,782
Total current assets	24,291,269	30,763,870
Net property and equipment	805,831	960,136
Net Goodwill	32,818,431	46,263,346
Net intangible assets	4,521,460	5,768,479
Other noncurrent assets	145,374	1,179,070
Total assets	$62,582,365	$84,934,901

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,927,523	$3,773,614
Current portion of long term debt	1,135,354	1,337,514
Other current liabilities	6,750,968	8,330,809
Current portion of notes payable to related parties	243,847	243,847
Total current liabilities	15,057,692	13,685,784
Long term debt, net of current portion	2,676,027	5,338,501
Notes payable to related parties, net of current portion	226,279	—
Total liabilities	17,959,998	19,024,285

Stockholders' equity:
Common stock	20,914	23,909
Additional paid-in capital	102,637,699	119,572,657
Deferred stock compensation	(1,656,375)	(4,453,172)
Accumulated other comprehensive loss	(57,837)	(87,496)
Accumulated deficit	(56,322,034)	(49,145,282)
Total stockholders' equity	44,622,367	65,910,616
Total liabilities and stockholders' equity	$62,582,365	$84,934,901